UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 8, 2018

Novelion Therapeutics Inc.

(Exact Name of Registrant as specified in its charter)

British Columbia, Canada	000-17082	98-0455702
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Norton Rose Fulbright

1800 - 510 West Georgia Street, Vancouver, BC V6B 0M3 Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code: (877) 764-3131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On November 8, 2018, Aegerion Pharmaceuticals, Inc. (“Aegerion”), a wholly-owned subsidiary of Novelion Therapeutics, Inc. (“Novelion”), entered into a bridge credit agreement (the “Bridge Credit Agreement”) with certain funds managed by Athyrium Capital Management, LP (“Athyrium”) and Highbridge Capital Management, LLC (“Highbridge”), as lenders (the “Bridge Lenders”), and Cantor Fitzgerald Securities, as agent (the “Bridge Agent”), under which Aegerion borrowed from the Bridge Lenders new secured first lien term loans in cash in an original aggregate principal amount of $50.0 million (“New Money Loans”) and $22.5 million of new secured term loans that were funded, on behalf of Aegerion, to repurchase and retire an equal amount of Aegerion’s 2% convertible notes due August 2019 (the “Convertible Notes”), at par, held by certain funds managed by Athyrium and Highbridge (the “Roll Up Loans”; together with the New Money Loans, the “Bridge Loans”).

The Bridge Loans mature on the earliest to occur of (i) certain restructuring or bankruptcy events, (ii) February 15, 2019, unless extended pursuant to the terms and conditions of the Bridge Credit Agreement, in which case, June 30, 2019, and (iii) the acceleration after occurrence of an event of default.  The February 15, 2019 maturity date of the Bridge Loans may be extended, at Aegerion’s option, to June 30, 2019 subject to the satisfaction of all of the following conditions: (A) Aegerion must make such request in writing to the Bridge Agent no later than February 1, 2019; (B) on or before February 15, 2019, Aegerion must have paid to the Bridge Lenders an extension fee in cash equal to 3% of the amount of each Bridge Lender’s then outstanding New Money Loans; (C)  Aegerion must have provided to the Bridge Lenders or their counsel a term sheet setting forth the material terms of a sale (which may include a sale or merger of Novelion and one or more of its subsidiaries (but including Aegerion), or any other transaction having a similar effect or result) of Aegerion or its assets that, in the reasonable opinion of Aegerion, may be acceptable to Aegerion and its board of directors; (D) since the closing date of the Bridge Loans (the “Closing Date”), there shall not have been any event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a “material adverse effect” (as defined in the Bridge Credit Agreement), except for (1) matters set forth in any public filings of Novelion prior to the Closing Date, (2) any matters disclosed on the disclosure schedules to the Bridge Credit Agreement and related documentation as of the Closing Date, (iii) such events disclosed in writing to the Bridge Lenders or its financial advisor prior to the Closing Date and (iv) any event or circumstance permitted by the terms of the Bridge Credit Agreement and related documentation; and (E) at the time of the effectiveness of the extension, the representations and warranties of Aegerion and each Guarantor contained in certain sections of the Bridge Credit Agreement and the related documentation shall be true and correct in all material respects (without giving effect to any “materiality,” “material adverse effect” or similar qualifiers) on and as of such date (before and after giving effect to such extension) unless such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

The New Money Loans will accrue interest at the rate of 11.0% per annum and the Roll Up Loans will accrue interest at the rate of 2.00% per annum.  If an event of default occurs and is continuing, the interest rate on each of the New Money Loans and the Roll Up Loans will increase by 2.00% per annum.  Interest on the New Money Loans and the Roll Up Loans will accrue and compound quarterly in arrears and not be payable in cash until the maturity date or any earlier time that the Bridge Loans become due and payable under the Bridge Credit Agreement.  Aegerion will pay a commitment fee equal to 2.00% of the New Money Loans provided on the Closing Date.  The commitment fee will be paid in kind and be added to the outstanding principal amount of the New Money Loans.  The New Money Loan may be prepaid, in whole or in part, by Aegerion at any time subject to payment of an exit fee (including at maturity) equal to 3.00% of the commitments with respect to New Money Loans provided by the Bridge Lenders on the Closing Date.  The Roll Up Loans may be prepaid, in whole or in part, by Aegerion without premium or penalty, but only to the extent all New Money Loans have been paid in full and such prepayment of the Roll Up Loans is otherwise permitted by the Bridge Intercreditor Agreement (as defined below).

Aegerion’s obligations under the Bridge Credit Agreement are guaranteed by each domestic subsidiary of Aegerion other than Aegerion Securities Corporation, a Massachusetts corporation, as guarantors (the “Guarantors”), and secured by a lien on substantially all of the assets of Aegerion and the Guarantors, including a pledge of 65% of Aegerion’s and the Guarantors’ first-tier foreign subsidiaries’ equity interests and substantially all of the intellectual property and related rights in respect of MYALEPT and JUXTAPID, subject to certain contractual limitations (if any) and other exclusions set forth in the Bridge Credit Agreement and related documentation.  The liens on the assets of Aegerion and the Guarantors granted to secure Aegerion’s obligations to the Bridge Lenders with respect to New Money Loans are senior to the liens granted to secure Aegerion’s obligations to Novelion with respect to the Intercompany Loan (as defined below).  The liens on the assets of Aegerion and the Guarantors granted to secure Aegerion’s obligations to the Bridge Lenders with respect to Roll Up Loans are junior to the liens granted to secure Aegerion’s obligations to Novelion with respect to the Intercompany Loan.  Upon consummation of certain restructuring transactions consented to by the Bridge Lenders in their discretion, the liens securing the Roll Up Loans will be terminated and released, and the Roll Up Loans will be treated as unsecured obligations of Aegerion, pari passu with the other obligations of Aegerion with respect to the Convertible Notes.

The Bridge Credit Agreement includes affirmative and negative covenants binding on Aegerion and its subsidiaries, including prohibitions on the incurrence of additional indebtedness, granting of liens, certain asset dispositions, investments and restricted payments, in each case, subject to certain exceptions set forth in the Bridge Credit Agreement.  The Bridge Credit Agreement also includes customary events of default for a transaction of this type, and includes (i) a cross-default to the occurrence of any event of default under material indebtedness of Aegerion, including the Convertible Notes or the Intercompany Loan, and (ii) Novelion or any of its subsidiaries being subject to bankruptcy or other insolvency proceedings.  Upon the occurrence of an event of default, the Bridge Lenders may declare all of the outstanding Bridge Loans and other obligations under the Bridge Credit Agreement to be immediately due and payable and exercise all rights and remedies available to the Bridge Lenders under the Bridge Credit Agreement and related documentation.

On the Closing Date, in addition to the repurchase and cancellation of certain Convertible Notes with the proceeds of the Roll Up Loans, Aegerion used proceeds of the New Money Loans to repay, at par, in full the term loans outstanding under Aegerion’s Loan and Security Agreement, dated as of March 15, 2018, with affiliates of Broadfin Capital, LLC and Sarissa Capital Management LP (the “Shareholder Loans”), in an aggregate principal amount of approximately $21.2 million and to repay, at par, principal of the Intercompany Loan in an amount of $3.5 million.

Pursuant to the Bridge Credit Agreement, if Aegerion consummates certain territorial licensing transactions, the first $15.0 million of the net cash proceeds thereof will be retained by Aegerion, with $12.0 million to be used in accordance with a proceeds reinvestment budget provided by Aegerion, and the balance to be used in accordance with a general budget of Aegerion, in each case, subject to certain restrictions.  The net cash proceeds from such licensing transactions in excess of $15.0 million are required to be used by Aegerion to repay New Money Loans and the Intercompany Loan pro rata on a 58% and 42% basis, respectively.

In connection with, and as a condition to, Aegerion’s entering into the Bridge Credit Agreement, Novelion, as lender under the existing Amended and Restated Loan Agreement, dated as of March 15, 2018 (the “Intercompany Loan”), between Aegerion, as borrower, and Novelion, as lender, consented to Aegerion’s incurrence of the Bridge Loans and the repayment of the Shareholder Loans and entered into an amendment to the Intercompany Loan (the “Consent and Amendment”). Novelion also agreed to subordinate the Intercompany Loan to the New Money Loans pursuant to a subordination agreement with the Bridge Lenders and Bridge Agent (the “Bridge Intercreditor Agreement”).  Under the terms of the Bridge Intercreditor Agreement, the New Money Loans and the liens securing the New Money Loans are senior to the Intercompany Loan and the liens securing the Intercompany Loan.  The Intercompany Loan is not subordinated to the Roll Up Loans.  Under the terms of the Bridge Intercreditor Agreement, the liens securing the Roll Up Loans rank junior to the liens securing the Intercompany Loan.

Under the terms of the Bridge Credit Agreement and the Bridge Intercreditor Agreement, Aegerion is prohibited from making, and Novelion is prohibited from accepting, certain payments, such as payments in cash to Novelion, including for out-of-pocket costs incurred by Novelion, and services rendered by or on behalf of Novelion, for the benefit of Aegerion, unless such payments are approved by the lenders under the Bridge Credit Agreement (and the intercompany services agreements providing for such services cannot be amended without the prior approval of the lenders under the Bridge Credit Agreement).

In consideration for its consent to the Bridge Credit Agreement, Novelion received a consent fee of $138,000, representing 0.50% of the remaining outstanding principal balance of the Intercompany Loan, paid in kind and added to the outstanding principal amount of the Intercompany Loan. Under the terms of the Consent and Amendment, the Intercompany Loan Agreement was amended to, among other things, increase the interest rate on the Intercompany Loan from the current rate of 8.00% per annum to 8.50% per annum, effective as of January 1, 2019, add a guarantor, Aegerion’s wholly-owned subsidiary, Aegerion Holdings, Inc., require a mandatory prepayment from the proceeds of certain territorial licensing transactions (as described above), permit the Bridge Loans to be senior to the Intercompany Loans, require the liens securing the Roll Up Loans be subordinated to the liens securing the Intercompany Loan, modify reporting requirements and other covenants to align with the limitations of the Bridge Credit Agreement, and cross-default with any event of default under the Bridge Loans as well as the Convertible Notes.  Interest on the Intercompany Loan accrues and compounds quarterly in arrears and not be payable in cash until the stated maturity date or any earlier time that the Intercompany Loan becomes due and payable pursuant to the terms thereof.  The stated maturity date of the Intercompany Loan did not change and is July 1, 2019.

The foregoing summary is qualified in its entirety by the full text of the transaction agreements, which are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 7.01 Regulation FD.

A copy of the press release announcing the consummation of the transactions contemplated by the Bridge Credit Agreement and the related transactions described herein, which press release also provides a business update, is furnished with this report as Exhibit 99.1 and a related slide presentation is furnished with this report as Exhibit 99.2.

Exhibits 99.1 and 99.2 attached hereto are intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward Looking Statements

Certain statements in this report and in Exhibits 99.1 and 99.2 constitute “forward-looking statements” within the meaning of applicable laws and regulations and constitute “forward-looking information” within the meaning of applicable Canadian securities laws.  Any statements contained herein or therein which do not describe historical facts, including (among others) statements regarding the Bridge Credit Agreement, the Intercompany Loan, the Bridge Intercreditor Agreement, and territorial licensing transactions, as well as those examples identified under the caption “Forward Looking Statements” in Exhibits 99.1 and 99.2, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, Novelion’s and Aegerion’s ability to meet immediate operational needs and obligations, as well as long-term obligations; the possibility that the restrictions in and other terms of the Bridge Credit Agreement and the related documents could have a negative impact on Novelion’s business and its shareholders (whose interests may not be aligned with those of Aegerion’s holders of Convertible Notes and other lenders); whether Novelion and/or Aegerion will be able to undertake a wholesale recapitalization, which is likely to include a debt for equity swap, and Novelion and/ or Aegerion may be forced to use the protections of the bankruptcy code to effectuate such recapitalization or other alternative; Novelion’s and Aegerion’s ability to identify, pursue and consummate any financial or strategic alternatives; Novelion’s ability to maintain its listing status on Nasdaq; Novelion’s and Aegerion’s ability to continue as a going concern; the risks inherent in the development and commercialization of pharmaceutical products, as well as those identified in Novelion’s filings with the U.S. Securities and Exchange Commission (the “Commission”), including under the heading “Risk Factors” in Novelion’s Annual Report on Form 10-K filed on March 16, 2018 and subsequent filings with the Commission (including Novelion’s upcoming Quarterly Report on Form 10-Q and Novelion’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018), available on the Commission’s website at www.sec.gov. Any such risks and uncertainties could materially and adversely affect Novelion’s or Aegerion’s results of operations, cash flows, and ability to continue its operations, which would, in turn, have a significant and adverse impact on Novelion’s stock price. Novelion cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made.  Except as required by law, Novelion undertakes no obligation to update or revise the information contained in this report, whether as a result of new information, future events or circumstances or otherwise.

This report and Exhibits 99.1 and 99.2 also contain “forward-looking information” that constitutes “financial outlooks” within the meaning of applicable Canadian securities laws. This information is provided to give investors general guidance on management’s current expectations of certain factors affecting our business, including our financial results. Given the uncertainties, assumptions and risk factors associated with this type of information, including those described above, investors are cautioned that the information may not be an appropriate subject of reliance for other purposes.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Bridge Credit Agreement, dated November 8, 2018

10.2	Amendment No. 1 to and Consent under the Amended and Restated Loan and Security Agreement, dated as of November 8, 2018

10.3	Subordination Agreement made as of November 8, 2018.

99.1	Press Release, dated November 8, 2018 (furnished).

99.2	Slide Presentation (furnished).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novelion Therapeutics Inc.

By:	/s/ Benjamin Harshbarger
Name:	Benjamin Harshbarger
Title:	General Counsel

Date:  November 8, 2018